LEGAL PROCEEDINGS
Since October 2003,
 Federated and
related entities
(collectively, "Federated"),
and various Federated funds
("Funds"), have
 been named as
 defendants in several
class action lawsuits
now pending in the United
States District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
behalf of people who
purchased, owned
and/or redeemed shares
of
Federated-sponsored mutual
funds during specified
periods beginning
November 1, 1998.
The suits are generally
similar in alleging that
 Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
 from the SEC, the Office
of the New York State Attorney
 General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and
NYAG settled proceedings
against three Federated
subsidiaries involving undisclosed
market timing arrangements
and late trading. The SEC
made findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
an
SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
 Investment
Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
 or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders or
 to
the funds' board; and that
Federated Shareholder Services
Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer
and a Federated employee
from late trading in violation
of provisions of the Investment
Company Act. The NYAG found
that such conduct violated
provisions of New York State
law. Federated entered
into the settlements without
admitting or denying the
regulators' findings. As
 Federated previously reported
in 2004,
it has already paid
approximately $8.0 million
to certain funds as determined
 by an independent consultant.
As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional $72 million and,
among other things, agreed
that it would not serve as
investment adviser to any
registered investment
company unless (i) at least
75% of the fund's directors
are independent of Federated,
(ii) the
chairman of each such fund
is independent of Federated,
(iii) no action may be taken
by the fund's board or any
committee thereof unless
approved by a majority of
the independent trustees of
the fund or committee, respectively,
and (iv) the fund appoints
a "senior officer" who reports
to the independent trustees and
is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
 the process by which
management fees charged to a
fund are approved. The
settlements are described in
Federated's announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now
 pending in the
United States District Court for
the Western District of Pennsylvania,
alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective
counsel, have
been defending this litigation,
and none of the Funds remains a
defendant in any of the lawsuits
(though some could
potentially receive any recoveries
as nominal defendants). Additional
lawsuits based upon similar
allegations may
be filed in the future.
The potential impact of
these lawsuits, all of
which seek unquantified
damages, attorneys'
fees, and expenses, and
future potential similar
suits is uncertain. Although
 we do not believe that
these lawsuits will
have a material adverse
effect on the Funds, there
can be no assurance that
these suits, ongoing adverse
publicity
and/or other developments
resulting from the regulatory
investigations will not result
in increased Fund
redemptions, reduced sales of
 Fund shares, or other adverse
consequences for the Funds.